Exhibit 10.2

Letter of Understanding

This Letter of Understanding (“Letter”) is entered into as of September 30, 2025 by and between Genelux Corporation, a corporation established under the laws of the State of Delaware, USA, having a place of business at 2625 Townsgate Road, Suite 230, Westlake Village, CA 91361 (“Genelux”), and Newsoara Biopharma Co., Ltd., a corporation established under the laws of the Peoples’ Republic of China, having a registered place of business at Building 10, No. 860, Xinyang Road, Shanghai, China (“Newsoara”). Genelux and Newsoara may be individually referred to herein as a “Party” or, collectively, as the “Parties.”

WHEREAS, Genelux and Newsoara are parties to that certain License Agreement dated September 27, 2021 (the “License Agreement”);

WHEREAS, Section 4.1.5 of the License Agreement requires Newsoara to conduct the NSCLC Multi-Center Trial in the U.S. and China, at Newsoara’s cost and expense; and

WHEREAS, Genelux and Newsoara entered into a Letter of Understanding dated November 6, 2023 (the “LOU”) to address the handling of certain startup activities with respect to the NSCLC Multi-Center Trial and the Parties desire to amend the LOU to address trial-related activities and expenses for the NSCLC Multi-Center Trial, as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and in the License Agreement, the Parties agree as follows:

1.	Capitalized terms used but not defined herein shall have the same meanings as set forth in the License Agreement.

2.	Notwithstanding Section 4.1.5(d) of the License Agreement (which requires Newsoara to engage and manage the CRO), by agreement of the Parties Genelux engaged TigerMed under a Letter of Intent dated November 15, 2023 (“LOI”) and a Clinical Trial Study Agreement dated September 14, 2024 (including the LOI and work orders, the “TigerMed CTSA”) to conduct the activities of the NSCLC Multi-Center Trial in the U.S., including without limitation startup activities and actual trial activities. Subject to the budget set forth in Schedule 4.1.5(f) of the License Agreement (the “Budget”), Newsoara shall reimburse Genelux for all costs and expenses under Section 4.1.5(f) of the License Agreement incurred by Genelux to conduct the NSCLC Multi-Center Trial in the U.S. in accordance with Section 4.1.5, including without limitation all expenses under the TigerMed CTSA (whether incurred prior to or after the date hereof) that have been actually incurred and borne by Genelux solely in connection with the NSCLC Multi-Center Trial in the U.S., but expressly excluding the cost and expenses of regulatory filing in the U.S. Newsoara shall make reimbursement payment to Genelux for such costs and expenses within ninety (90) days after receipt of an invoice therefor. Notwithstanding the foregoing, Newsoara may defer reimbursement payments hereunder for the NSCLC Multi-Center Trial in the U.S. and make the payments to Genelux within ninety (90) days after the closing of Newsoara’s initial public offering. If Newsoara’s initial public offering has not closed by December 31, 2026, then Newsoara shall make all outstanding reimbursement payments to Genelux by no later than December 31, 2026. Without prejudice to the foregoing, if Newsoara expects that its initial public offering will not close prior to December 31, 2026, then upon request of Newsoara the parties will consider in good faith potential alternative payment arrangements satisfactory to the parties. Genelux will not invoice Newsoara for deferred costs and expenses during the deferral period. Any change to the Budget or costs and expenses for the NSCLC Multi-Center Trial in excess of the Budget shall be subject to mutual approval in advance by the Parties.

This Letter supersedes the LOU. Except as expressly set forth in this Letter, all terms and conditions of the License Agreement shall remain in full force and effect, and the terms and conditions of this Letter shall be governed by the terms and conditions of the License Agreement.

The Parties agree to the above by their signatures below:

Genelux Corporation	Newsoara Biopharma Co., Ltd.

Signed:	/s/ Thomas D Zindrick	Signed:	/s/ Benny Li

Name:	Thomas D Zindrick	Name:	Benny Li